Exhibit 5.1

BOSTON    CONNECTICUT    NEW JERSEY    NEW YORK    WASHINGTON, D.C.

DAY PITNEY LLP

Attorneys at Law

7 Times Square, New York, NY 10036-7311

T: (212) 297 5800 F: (212) 916 2940

info@daypitney.com

December 15, 2010

Fuel Systems Solutions, Inc.

780 Third Avenue, 25th Floor

New York, NY 10017

We refer to the registration statement, including the prospectus contained therein (the "Base Prospectus"), of Fuel Systems Solutions, Inc. (the "Company") on Form S-3 (Registration No. 333-159624) filed on June 1, 2009 and as amended on June 16, 2009 pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act") and the registration statement on Form S-3MEF (Registration No. 333-170998) filed on December 6, 2010 pursuant to the 1933 Act Regulations of the Commission under the 1933 Act (collectively, the "Registration Statement") and the prospectus supplement to the Base Prospectus filed in accordance with Rule 424(b) of the 1933 Act on December 10, 2010 (the "Prospectus Supplement" and together with the Base Prospectus, the "Prospectus"). The Prospectus relates to the offering by the Company of up to 2,000,000 shares of the Company's common stock, $0.001 par value per share (the "Shares"), which Shares are covered by the Registration Statement and an additional option granted to the underwriters to purchase 300,000 additional shares. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of Delaware and of officers of the Company as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold as described in the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York (including the statutory provisions and reported judicial decisions interpreting the foregoing). We express no opinion as to the effect of the law of any other jurisdiction.

We hereby consent to your filing this opinion as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DAY PITNEY LLP

DAY PITNEY LLP